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                                                                    EXHIBIT 99.2


                     AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

         THIS AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT (this "Amendment") is entered into as of August 8, 2001, by and between Children's Comprehensive Services, Inc., a Tennessee corporation (the "Company"), and SunTrust Bank, Atlanta (the "Rights Agent"), amending the Rights Agreement, dated as of November 25, 1998, between the Company and the Rights Agent (the "Rights Agreement").

         In consideration of the mutual agreements herein set forth, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 26 of the Rights Agreement, the parties hereby agree as follows:

           1. Defined Terms. Capitalized terms defined in the Rights Agreement and used herein shall have the meanings given to them in the Rights Agreement.

           2. Amendment of Section 1(a).

              (a) Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

              "Notwithstanding anything in this Agreement to the contrary, so long as the Merger Agreement and the Voting Agreement have not been terminated pursuant to the terms thereof, neither Holdings nor any Affiliate of Holdings nor any other Person party to the Merger Agreement or Voting Agreement shall be deemed to be an Acquiring Person solely by reason of the execution, delivery, or performance of the Merger Agreement or the Voting Agreement (or any announcement relating thereto), or by the acquisition, exchange, or cancellation of Common Shares pursuant to the Merger."

           3. Amendment of Section 1(g). Section 1(g) of the Rights Agreement is amended to add the following sentence at the end thereof:

           "Notwithstanding anything in this Rights Agreement to the contrary, so long as the Merger Agreement has not been terminated pursuant to the terms thereof, a Distribution Date shall not be deemed to have occurred solely as the result of the execution, delivery, or performance of the Merger Agreement or the Voting Agreement (or any announcement relating thereto), or the acquisition, exchange, or cancellation of Common Shares pursuant to the Merger."

           4. Amendment of Section 1(i). Section 1(i) of the Rights Agreement is amended by deleting the word "and" in the second line of such subsection, deleting the period at the end of such subsection, and inserting the following at the end of such subsection ", and (iv) immediately prior to the Effective Date of the Merger."


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           5. Other Amendments to Section 1. Section 1 of the Rights Agreement
is amended to add the following provisions at the end thereof:

           "(aa) For purposes of this Agreement:

                 'Ameris' shall mean Ameris Acquisition, Inc., a Tennessee corporation and a wholly-owned subsidiary of Holdings;

                 'Effective Date' shall have the meaning assigned to such term in the Merger Agreement;

                 'Holdings' shall mean KIDS Holdings, Inc., a Tennessee corporation;

                 'Merger' shall have the meaning assigned to such term in the Merger Agreement;

                 'Merger Agreement' shall mean the Agreement for Statutory Merger, dated as of August 8, 2001, among Holdings, Ameris, and the Company, as amended from time to time in accordance with its terms; and

                 'Voting Agreement' shall mean the Voting Agreement, dated as of August 8, 2001, among Ameris and the directors of the Company, as amended from time to time in accordance with its terms."

           6. Effectiveness. This Amendment shall be deemed effective as of August 8, 2001. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

           7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                                    CHILDREN'S COMPREHENSIVE SERVICES, INC.



                                    By: /s/ William J Ballard
                                        ----------------------------------------
                                    Title: Chief Executive Officer
                                           -------------------------------------


                                    SUNTRUST BANK, ATLANTA, as Rights Agent



                                    By: /s/ Letitia A. Redford
                                        ----------------------------------------
                                    Title: Vice President
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